Exhibit 99.1
For immediate release:
Arcadia Resources Announces Anna Maria Nekoranec’s
Departure from Board of Directors
—Former Director to Continue as Company Advisor—
SOUTHFIELD, Mich., January 29, 2007 — Arcadia Resources, Inc. (AMEX: KAD) announced today that Anna Maria Nekoranec resigned effective January 28, 2007 from the Company’s Board of Directors, to become a consultant to the Company. As a consultant, Ms. Nekoranec will advise the Company’s senior management on strategic financing and other business matters, including the Company’s plans to expand its retail-store minor medical care clinic business and the synergies presented by the Company’s pending acquisition of PrairieStone Pharmacy, LLC.
Ms. Nekoranec, whose Board term was set to expire in September, 2007, has extensive experience in private equity and venture capital, including LBK Capital, where she has been a managing director since 2003. LBK Capital focuses on select private equity investment opportunities and private equity fund creation. Prior to founding LBK, Ms. Nekoranec was a Managing Director at Investor Growth Capital, a $1.8 billion venture capital firm focused on later stage technology and healthcare companies in the U.S. and Europe and a Director at the Safeguard International Fund, a $400 million international buyout fund.
“Arcadia Resources is pleased that Anna Maria Nekoranc has offered her expertise and will work closely with senior management as the Company pursues its business plan,” said Arcadia’s Chairman and CEO John Elliott, II. “The Arcadia Board of Directors values Ms. Nekoranec’s contributions to the Company as a Director and looks forward to a continued relationship which makes the greatest use of her extensive business experience,” continued Mr. Elliott.
“I look forward to my new role in advising Arcadia’s senior management on the many challenging opportunities the Company is pursuing,” said Ms. Nekoranec, whose background includes a Master of Business Administration degree in finance and entrepreneurial management from The Wharton School, University of Pennsylvania.
The Company’s Board of Directors intends to fill Ms. Nekoranec’s unexpired term with a suitable candidate who qualifies as independent under applicable listing standards.
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About Arcadia Resources

Arcadia Resources, Inc. is a national provider of home care services and products, including respiratory and durable medical equipment; non-medical and medical staffing, including travel nursing; a mail-order pharmacy; and a catalog of health care-oriented products, also available for purchase on www.arcadiahomehealth.com and other leading retailer websites. Through industry partnerships, the Company is also establishing walk-in routine (non- emergency) medical clinics inside of super center retail stores. Arcadia’s comprehensive solutions help organizations operate more effectively and with greater flexibility, while enabling individuals to manage illness and injury in the comfort of their own homes or through the convenience of local health care sites. For more information, visit: www.arcadiaresourcesinc.com.
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended, and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for retail store health clinic services, required capital investment, build-out schedules, competition, our ability to successfully integrate acquired businesses and other factors. Actual results may differ materially from those anticipated or implied in the forward-looking statements, which speak only as of the date hereof. Additional information that could materially affect the Company may be found in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law. More details regarding the transaction will be furnished by Arcadia Resources, Inc. in its regulatory filings to be filed with the Securities and Exchange Commission and available on www.sec.gov.

Investor Contact:	Krista Finkbeiner at Arcadia Resources, Inc., (239) 434-8884
Media Contact:	Walter Kraft at Caponigro Public Relations Inc., (248) 355-3200